   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1994
   -------------------------------------------------------------------------
                                                 REGISTRATION NO. ________


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                          J. C. PENNEY COMPANY, INC.
            (Exact name of registrant as specified in its charter)

     DELAWARE                               13-5583779
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               6501 Legacy Drive
                           Plano, Texas  75024-3698
         (Address of principal executive offices, including zip code)

            J. C. PENNEY COMPANY, INC. SAVINGS, PROFIT-SHARING AND
                             STOCK OWNERSHIP PLAN
                           (Full title of the plan)

                            CHARLES R. LOTTER, ESQ.
            Executive Vice President, Secretary and General Counsel
                          J. C. PENNEY COMPANY, INC.
                               6501 Legacy Drive
                           Plano, Texas  75024-1109
                                (214) 431-1201
(Name, address, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                          Proposed
                                                          maximum
                                         Amount           offering price        Proposed maximum          Amount of
Title of securities                      to be            per share             aggregate offering        registration
to be registered                         registered                             price                     fee

===========================================================================================================================
Common Stock of 50c par value
("Penney Stock") of J. C. Penney
Company, Inc. ("Company")
including the associated rights to
purchase shares of the Company's         8,000,000        $41.3125**            $330,500,000**            $113,966**
Series A Junior Participating            shares*
Preferred Stock, without par value
("Rights")
===========================================================================================================================

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     * The J. C. Penney Company, Inc. Savings, Profit-Sharing and Stock Ownership Plan ("Plan") provides that the number of shares available under the Plan will be equitably adjusted in the event of a stock dividend, stock split, recapitalization or similar event. Accordingly, this Registration Statement covers, in addition to the number of shares of Penney Stock stated above, an indeterminate number of shares which by reason of such event may become available under the Plan.

     ** Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) and based on the average of the high and low sales prices of Penney Stock as reported in the New York Stock Exchange Composite Transactions for December 20, 1994.

Pursuant to General Instruction E to Form S-8 and except as otherwise indicated herein, the contents of the Company's Registration Statement on Form S-8 (Commission File No. 33-59666) relating to 2,000,000 shares of Penney Stock and the Rights associated therewith (as adjusted pursuant to a subsequent stock split) are hereby incorporated by reference herein.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. - EXHIBITS

See Exhibit Index at page 2.

In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the registrant has submitted the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and hereby undertakes to make all changes required by the Internal Revenue Service in order to qualify the Plan.

                                 EXHIBIT INDEX
                                 -------------

These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.


Exhibit No.                    Description
- -----------                    -----------
    (3) (ii)      By-Laws of J. C. Penney Company, Inc., as amended on November
                  9, 1994.
    (10)          J. C. Penney Company, Inc. 1995 Deferred Compensation Plan.
    (23) (i)      Consent of KPMG Peat Marwick LLP.
    (24)          Power of Attorney.

                                  SIGNATURES

           The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 21st day of December, 1994.


                                         J. C. PENNEY COMPANY, INC.


                                              /s/ CHARLES R. LOTTER
                                         By   __________________________
                                              Charles R. Lotter, Esq.
                                              Executive Vice President,
                                              Secretary and General
                                              Counsel



           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                  Title                           Date
     ----------                  -----                           ----
W. R. HOWELL      *       Chairman of the Board             December 21, 1994
- -------------------        and Chief Executive Officer
W. R. HOWELL               (principal executive
                           officer); Director


R. E. NORTHAM     *       Executive Vice President and      December 21, 1994
- -------------------        Chief Financial Officer
R. E. NORTHAM              (principal financial
                            officer)


D. A. MCKAY       *       Vice President and                December 21, 1994
- -------------------        Controller (principal
D. A. MCKAY                accounting officer)

M. A. BURNS       *       Director                          December 21, 1994
- -------------------
M. A. BURNS

C. H. CHANDLER    *       Director                          December 21, 1994
- -------------------
C. H. CHANDLER

V. E. JORDAN, JR. *       Director                          December 21, 1994
- -------------------
V. E. JORDAN, JR.

GEORGE NIGH       *       Director                          December 21, 1994
- -------------------
GEORGE NIGH

                          Director                          December 21, 1994
- -------------------
J. C. PFEIFFER

                          Director                          December 21, 1994
- -------------------
C. S. SANFORD, JR.

J. D. WILLIAMS    *       Director                          December 21, 1994
- -------------------
J. D. WILLIAMS

         /s/ C. R. LOTTER
   * By: ___________________
         C. R. Lotter, Esq.
         Attorney-in-fact


          The Plan. Pursuant to the requirements of the Securities Act of 1933,
          --------
     the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 21st day of December, 1994.

                          J. C. PENNEY COMPANY, INC.
               SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN

                                      /s/ J. F. HUNDLEY
                                   By ___________________________________
                                      J. F. HUNDLEY
                                      Member of Benefits Administration
                                      Committee